Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2013 Stock Incentive Plan of Tetraphase Pharmaceuticals, Inc., of our report dated February 21, 2013, except for the matters discussed in Note 13, as to which the date is February 28, 2013, included in the Registration Statement (Form S-1 No. 333-186574) and related Prospectus, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

February 24, 2014